UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6149 SOUTH RAINBOW BOULEVARD
LAS VEGAS, NEVADA 89118
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

May 20, 2008 – Vestin Realty Mortgage II, Inc., a real estate investment trust (“REIT”), announced that on May 19, 2008, Michael V. Shustek, the Company’s President, Chief Executive Officer and Chairman of its Board of Directors, has amended the 10b5-1 trading plan (the “Plan”), announced on April 30, 2007, pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934.  Pursuant to the First Amended and Restated Plan, Mr. Shustek may spend up to an additional $2.6 million to acquire shares of the Company’s common stock at prevailing market prices over the course of the next 13 months.  All purchases will be executed by independent broker-dealers on specified dates in accordance with the requirements of Rule 10b5-1.  The First Amended and Restated Plan is scheduled to become effective on July 2, 2008 and expire on June 24, 2009.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: May 20, 2008	By	/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer